Exhibit 4.3

SUPPLEMENTAL INDENTURE

dated as of October 19, 2007

among

UNIVAR INC.,

UNIVARHOLDCO, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

12% Senior Subordinated Notes due 2015

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of October 19, 2007, among Univar Inc., an entity organized under the laws of Delaware (the “Company”), UnivarHoldco, Inc., an entity organized under the laws of Delaware (the “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of October 11, 2007 (the “Indenture”), relating to the Company’s 12% Senior Subordinated Notes due 2015 (the “Securities”);

WHEREAS, the Company, each of the Guarantors listed on the signature pages thereto and Goldman Sachs Investments Ltd. entered into the Registration Rights Agreement, dated as of October 11, 2007 (the “Registration Rights Agreement”), relating to the Securities; and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause any entity into which it was merged or consolidated to assume all of its obligations under the Securities, the Notes and the Indenture, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees

(a) to assume all of the obligations of the Company under the Securities and the Indenture and to be bound by the terms of the Securities and the Indenture applicable to the Company, including, but not limited to, Article XI of the Indenture; and

(b) to assume all of the obligations of the Company under the Registration Rights Agreement and to be bound by the terms of the Registration Rights Agreement applicable to the Company.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

UNIVAR, INC., as Company

By:

Name: Peter Heinz
Title:

UNIVARHOLDCO, INC.

By:

Name: Peter Heinz
Title:

Signature Page to Supplemental Indenture

Acknowledged and Agreed,

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:			Date: December 20, 2007

	Name:	Lynn M. Steiner
	Title:	Vice President

Signature Page to Supplemental Indenture